   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1997

                                                      REGISTRATION NO. 333-34975
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                      AMERICAN BUSINESS INFORMATION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            47-0751545
            --------                                            ----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                           5711 SOUTH 86TH CIRCLE,
                           OMAHA, NEBRASKA  68127
                               (402) 593-4500
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JON H. WELLMAN
                                  PRESIDENT
                              AMERICAN BUSINESS
                              INFORMATION, INC.
                           5711 SOUTH 86TH CIRCLE,
                           OMAHA, NEBRASKA  68127
                               (402) 593-4500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                            OF AGENT FOR SERVICE)

                                 COPIES TO:
                           FRANCIS S. CURRIE, ESQ.
                         MARTIN A. WELLINGTON, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                             PALO ALTO, CA 94304
                               (650) 493-9300


================================================================================

       The Registrant hereby withdraws from registration 517,000 shares of its Class B Common Stock registered for sale by the Selling Stockholders, which shares were not sold on or before November 4, 1997. The Registration Statement is hereby amended, as appropriate, to reflect that these shares were not sold.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 22nd day of December, 1997.


                                       AMERICAN BUSINESS INFORMATION, INC.

                                       By: /s/ Jon H. Wellman
                                           -------------------------------------
                                               Jon H. Wellman
                                           President and Chief Operating Officer


                               POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jon H. Wellman and Steven Purcell, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 NAME                                 POSITION                                DATE
                 ----                                 --------                                ----
    /s/ VINOD GUPTA*                         Chairman of the Board and                   December 22, 1997
----------------------------------              Chief Executive Officer
            Vinod Gupta                         (principal executive officer)



      /s/ SCOTT DAHNKE                       Chief Executive Officer                     December 22, 1997
----------------------------------
           Scott Dahnke


      /s/ JON H. WELLMAN                     President, Chief Operating                  December 22, 1997
----------------------------------              Officer and Director
          Jon H. Wellman



     /s/ STEVEN PURCELL*                     Chief Financial Officer (principal          December 22, 1997
----------------------------------              accounting officer)
          Steven Purcell


      /s/ JON D. HOFFMASTER*                 Director                                    December 22, 1997
----------------------------------
        Jon. D. Hoffmaster



         /s/ GAUTAM GUPTA*                   Director                                    December 22, 1997
      -----------------------------
           Gautam Gupta


       /s/ ELLIOT S. KAPLAN*                 Director                                    December 22, 1997
      -----------------------------
         Elliot S. Kaplan


       /s/ HAROLD ANDERSEN*                  Director                                    December 22, 1997
      -----------------------------
          Harold Andersen


       /s/ GEORGE F. HADDIX*                 Director                                    December 22, 1997
      -----------------------------
         George F. Haddix


       /s/ GEORGE J. KUBAT*                  Director                                    December 22, 1997
      -----------------------------
          George J. Kubat


       /s/ PAUL A. GOLDNER*                  Director                                    December 22, 1997
      -----------------------------
         Paul A. Goldner



* By:   /s/ Jon H. Wellman
      -----------------------------
         Jon H. Wellman
         Attorney-In-Fact

